EXHIBIT 10.20


                                 PROMISSORY NOTE




$3,002,093.75                                           Dated: January 5, 2001
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         FOR VALUE RECEIVED,  the undersigned  hereby promises to pay to Urstadt
Biddle Properties Inc., (the "Company") or order, on January 5, 2011 or upon acceleration or extension of the maturity hereof as provided below, the sum of Three Million Two Thousand Ninety-three and 75/100 Dollars ($3,002,093.75) with interest from the date hereof, computed on the basis of a 365-day year, on the principal amount hereof from time to time unpaid at a per annum rate of six and 92/100 percent (6.92%); and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest at a rate which shall at all times be equal to the interest rate then applicable on this Note (as set forth above) plus 1/2% per annum. Said interest shall be payable quarterly on March 31, June 30, September 30 and December 31 of each year, except that all accrued interest shall be paid in full at the stated or accelerated or extended maturity hereof or upon prepayment in full hereof.

         All payments hereunder shall be made at the principal office of Urstadt Biddle Properties Inc. in Greenwich, Connecticut or as otherwise directed from time to time in writing by the Company.

         The principal amount of this Note is prepayable at any time, in whole or in part, without premium or penalty, provided that all prepayments hereof shall be in amounts of not less than $5,000 or, if less, such amount as is necessary to prepay in full the then outstanding principal amount of this Note.

         Upon the occurrence of any of the following events ("Events of Default"), the entire outstanding principal amount hereof and all interest accrued thereon shall, except as provided in the following paragraph, become immediately due and payable:


(i) Failure by the maker hereof to pay principal of or interest on this Note when such payment is due, and for a period of five business days thereafter; or

(ii) The employment of the maker hereof by the Company is terminated for any reason, voluntarily or involuntarily, by such maker or by the Company; or

(iii)The filing of a petition in bankruptcy (or commencement of a bankruptcy or similar proceeding) by or against the maker hereof under any applicable bankruptcy, insolvency, reorganization or similar law now or hereafter in effect.

         In the event that the employment of the maker hereof by the Company is terminated by such maker or by the Company for any reason other than the maker's dishonesty, the maturity of this Note shall be extended, subject to acceleration as provided below, to the date which is seven (7) months after the date on which the maker's employment by the Company is terminated; and if the employment of the maker hereof is so terminated within one year following a Change of Control (as that term is defined in the Stock Option Plan of the Company, as from time to time in effect), the maturity of this Note shall be extended, subject to acceleration as provided below, to the earlier of (a) that date which is one year and 31 days after the date of such termination or (b) the third anniversary of the date of this Note.

         This Note is entitled to the benefits and security of a certain Stock Pledge Agreement of even date herewith, as from time to time in effect, between the maker hereof and the Company.

         This Note shall be governed by and construed in accordance with the laws of The State of New York.

         The parties hereto, including the undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and assent to extensions of time of payment or forbearance or other indulgence without notice.





                                                         Willing L. Biddle



Witnessed:
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




                              STOCK PLEDGE AGREEMENT



PLEDGE AGREEMENT dated as of January 5, 2001 (this "Agreement") by and between Willing L. Biddle ("the Pledgor"), and Urstadt Biddle Properties Inc. as Pledgee (the "Company").
                                   WITNESSETH:

WHEREAS, the Pledgor is this day borrowing Three Million Two Thousand Ninety-three and 75/100 Dollars ($3,002,093.75) from the Company for the purpose of funding the exercise price of the Pledgor's option(s) to purchase Four Hundred Nineteen Thousand (419,000) Common Shares, par value $.01 per share ("Common Shares") and Nineteen Thousand (19,000) Class A Common Shares, par value $.01 per share ("Class A Common Shares") of the Company, in consideration for which the Pledgor is delivering to the Company a promissory note of even date herewith, as from time to time in effect, in the original principal amount of $3,002,093.75 (the "Note"); and


WHEREAS, as an inducement to the Company to accept the Note, the Pledgor has agreed to secure the due and punctual performance of the Pledgor's obligations under the Note by a pledge of 419,000 Common Shares and 19,000 Class A Common Shares of the Company (the "Pledged Stock");

NOW, THEREFORE, the parties hereto in consideration of these premises, hereby agree as follows:

1. Pledge. As security for the Secured Obligations described in Section 2 below, the Pledgor hereby irrevocably mortgages, pledges and assigns to the Company and creates in the Company a security interest in all the right, title and interest which the Pledgor now has or may hereafter have in the Pledged Stock and the proceeds and products thereof (all of which shall be hereinafter referred to as the "Security"). Simultaneously herewith, the Pledgor is delivering to the Company certificates representing the Pledged Stock, which certificates have been duly endorsed in blank or accompanied by stock powers executed in blank.

2. Secured Obligations. This Agreement and the Security from time to time held hereunder shall secure the due and punctual payment by the Pledgor of principal of and interest on the Note; and the due and punctual payment and performance of any and all other obligations of the Pledgor under the Note or any other agreement or instrument executed and delivered pursuant thereto or in connection therewith.


3. Stock Adjustments, Warrants, Etc. In the event that during the term of this Agreement, any stock dividend, reclassification, stock split, readjustment, warrant, option or right to acquire shares is issued by the Company or made with respect to the Security or any part thereof, the Pledgor agrees that all such new, substituted or additional Common Shares, Class A Common Shares or other securities received by the Pledgor with respect to the Security shall be promptly delivered to and held by the Company under the terms of this Agreement in the same manner as the Security originally pledged hereunder and such shares or other securities shall thereupon be included in the term "Security" as defined herein.

4. Representations. The Pledgor hereby represents and warrants that (i) there are no restrictions on the transfer of the Security; (ii) the Pledgor is the sole owner of the Security and has the unqualified right to transfer, pledge and assign the Security to the Company; and (iii) there are no outstanding liens, encumbrances or claims to the Security.

5. Voting Rights, Dividends, Etc. Unless and until an Event of Default (as defined in the Note) shall have occurred, the Pledgor shall have the right to vote the Security on all questions for all purposes not inconsistent with the terms of this Agreement or the Note, and the Company, if so requested, will execute appropriate revocable proxies therefor. Unless and until such an Event of Default shall have occurred, the Pledgor shall be entitled to receive and retain for the Pledgor's own account any and all dividends (other than stock or liquidating dividends) at any time and from time to time declared upon the Security. Upon the occurrence of any Event of Default, the Company shall thereafter be entitled to exercise all voting rights pertaining to the Security, and all proxies theretofore executed by the Pledgor shall terminate and thereafter be of no effect whatsoever, and the Company shall be entitled to receive and retain any and all dividends at any time declared upon any of the Security and to hold such dividends as part of the Security or apply them in its sole discretion.

6. Default. Upon the occurrence of any Event of Default or at any time or times thereafter, the Company shall have all of the rights and remedies of a secured party under the Uniform Commercial Code and shall have full power and authority to sell or otherwise dispose of the Security or any part thereof. Any such sale or other disposition, subject to the provisions of applicable law, may be by public or private proceedings and may be made by one or more contracts, as a unit or in parcels, at such time and place, by such method, in such manner and on such terms as the Company may determine. Except as required by law, such sale or other disposition may be made without advertisement or notice of any kind to any person. Where reasonable notification of the time or place of such sale or other disposition is required by law, such requirement shall be met if such notice is mailed, postage prepaid, at least 7 days before the time of such sale or other disposition to each person entitled thereto at each such person's last address known to the Company. The Company or any holder of the obligations secured hereby may buy any or all of the Security upon any public sale thereof. After deducting all costs and expenses of collection, custody, sale or other disposition or delivery (including legal costs and reasonable attorneys' fees) and all other charges due against the Security, the residue of the proceeds of any such sale or other disposition shall be applied to the payment of the Note and any surplus shall be returned to the Pledgor.

7. Payment of Taxes, Charges, Etc. The Company may discharge any taxes, charges, assessments, security interests, liens or other encumbrances upon the Security or otherwise protect the value thereof, and all such expenditures incurred by the Company shall become payable by the Pledgor to the Company upon demand and shall be secured by the Security.

8. Duties with Respect to Security. Except as provided by applicable law which may not be waived, the Company shall have no duty with respect to the Security other than the duty to use reasonable care in the custody and physical preservation of any certificates representing Pledged Stock in its possession.

9. Waivers. The Pledgor hereby waives notice of the acceptance of this Agreement as well as presentment, demand, payment, notice of dishonor or protest and all other notices of any kind in connection with the obligations secured hereby. The Company may extend the terms of the obligations secured hereby, without giving the Pledgor notice of the same hereunder and the Pledgor hereby agrees that no consent thereto shall be required hereunder. In addition, the Company may release, supersede, exchange or modify any other collateral security it may from time to time hold and release, surrender or modify the liability of any third party, without giving notice hereunder to the Pledgor. Such modifications, changes, renewals, releases or other actions shall in no way affect the Pledgor's obligations hereunder. The Pledgor hereby further waives and releases
(i) any right of subrogation or other similar right which the Pledgor might have against the Security by reason of any action or actions taken by the Company hereunder, (ii) any right which the Pledgor might have to require the Company to proceed against the Security or any other collateral security for the obligations secured hereby, and (iii) any requirement of diligence or promptness on the part of the Company in the enforcement of any of its rights hereunder or under the Note.

10. Transfer Expenses, Etc.. The Pledgor agrees to pay, and to indemnify and hold harmless the Company from and against, all costs and expenses (including taxes, if any) arising out of or incurred in connection with any transfer of Security into or out of the name of the Company arising out of or incurred in connection with the performance by the Company of its rights hereunder.

11. Statement as to Default. The Pledgor acknowledges to and agrees with any purchaser of Security at a foreclosure sale that any written statement by the Company or any person representing the Company asserting the occurrence of an Event of Default as the authorization for the exercise of the rights of the Company hereunder shall be conclusively presumed to be true.


2. Modification. This Agreement represents the entire understanding of the parties with respect to the security interests created hereby and may not be modified or amended without the prior written consent of the parties hereto.

13. Rights. Each and every right granted to the Company hereunder or by law shall be cumulative and may be exercised from time to time. No failure on the part of the Company to exercise or any delay in exercising any right shall operate as a waiver thereof, nor shall a single or partial exercise by the Company of any right preclude any other exercise thereof or the exercise of any other right. No course of conduct or dealing shall constitute a waiver of any of the Company's rights hereunder or otherwise.

14. Termination. Provided that no Event of Default shall have occurred and be continuing, the Company's security interest in the Security shall terminate and the Company shall deliver the Security to, or as designated by, the Pledgor upon payment in full of the principal and interest on the Note and all other amounts due under the Note.

15. Binding Effect, Etc. This Agreement shall be binding upon the Pledgor and the Pledgor's executors, administrators and assigns and shall be governed as to its validity, interpretation and effect by the laws of the State of New York. This Agreement may be executed in any number of counterparts, and by different parties on separate counterparts all of which together shall constitute one instrument.

16. Defined Terms. Terms not otherwise defined herein shall have the meanings set forth in the Note.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.




Willing L. Biddle, as Pledgor



Urstadt Biddle Properties Inc., as Pledgee


By:
-----------------------------------------------------
         James R. Moore
         Executive Vice President